                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock
            (including the associated Common Stock Purchase Rights)

                                      of

                     Union Texas Petroleum Holdings, Inc.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.05 per share (the "Shares"), of Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), together with the associated common stock purchase rights (the "Rights") issued pursuant to the Company's Rights Agreement dated September 12, 1997 (as amended from time to time, the "Rights Agreement"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights, and all references to Rights include the benefits that may enure to holders of the Rights pursuant to the Rights Agreement.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                            By Overnight Courier:             By Hand:
      By Mail:



                            First Chicago Trust          First Chicago Trust
First Chicago Trust               Company                      Company
      Company                   of New York                  of New York
    of New York             Attention: Tenders &        Attention: Tenders &
Attention: Tenders &             Exchanges                    Exchanges
Exchanges                        Suite 4680           c/o THE DEPOSITORY TRUST
   P.O. Box 2569,           14 Wall Street, 8th                COMPANY
     Suite 4660                    Floor              55 Water Street, DTC TAD
  Jersey City, NJ            New York, NY 10005           Vietnam Veterans
     07303-2569                                            Memorial Plaza

                               By Facsimile:             New York, NY 10041

                               (201) 222-4720
                                     or
                               (201) 222-4721

                             Confirm by Telephone:

                                (201) 222-4707

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 LADIES AND GENTLEMEN:

   The undersigned hereby tenders to VWK Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Atlantic Richfield Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated May 8, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

 Number ofShares ___________________      Name(s) of RecordHolder(s) ________

                                          -----------------------------------
 Certificate Nos.(if available): ___      -----------------------------------
                                                     PLEASE PRINT

 -----------------------------------
 -----------------------------------      Address(es) _______________________

 If Shares will be tendered by            -----------------------------------
 book-entry transfer:                                                ZIP CODE


                                          Daytime Area Codeand Tel. No.: ____
 Account Number at Book-Entry
 Transfer Facility _________________

                                          Signature(s): _____________________

                                          -----------------------------------
 Dated: ____________________________

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


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________      -----------------------------------
                                                 AUTHORIZED SIGNATURE


 Address: __________________________


 -----------------------------------      Name: _____________________________
                                                     PLEASE PRINT

                            ZIP CODE
                                          Title: ____________________________

 Area Code andTel No.: _____________
                                          Dated: ____________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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